UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	001-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

On June 2, 2021, Meredith Corporation, an Iowa corporation (the “Company”), Gray Television, Inc., a Georgia corporation (“Parent”), and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) entered into Amendment No. 1 (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2021, by and among the Company, Parent and Merger Sub, pursuant to which the parties thereto agreed to effect the acquisition of the Company by Parent through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”), immediately after and subject to the consummation of a distribution by the Company to its shareholders, on a pro rata basis, of the issued and outstanding capital stock of Meredith Holdings Corporation, an Iowa corporation and newly formed wholly owned subsidiary of the Company (“SpinCo”) (which will hold the Company’s national media group and corporate segments), with the Company’s local media group segment remaining with the Company (collectively, the “Spin-Off”).

The Merger Agreement Amendment increases the merger consideration payable to shareholders of the Company. For each share of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) and Class B Common Stock, par value $1.00 per share, of the Company (“Class B Stock”, and together with the Common Stock, the “Company Stock”), other than shares (i) to be canceled in accordance with Section 2.6(a) of the Merger Agreement and (ii) subject to the provisions of Section 2.8 of the Merger Agreement regarding dissenting shares of Class B Stock, shareholders will receive $16.99. Prior to entering into the Merger Agreement Amendment, the merger consideration payable to each shareholder of the Company for each share of Company Stock was $14.51.

In addition, the Merger Agreement Amendment (a) increases the termination fee payable by the Company in connection with the termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement (i) by Parent if a Triggering Company Event (as defined in the Merger Agreement) has occurred or (ii) by the Company in connection with its entry into a definitive agreement for an acquisition proposal that constitutes a Superior Company Proposal (as defined in the Merger Agreement), from $36 million to $113 million and (b) provides that, in connection with the termination of the Merger Agreement by Parent or the Company as a result of the Company and SpinCo’s failure to consummate the SpinCo Financing or make the SpinCo Cash Payment (each as defined in the Separation and Distribution Agreement, as defined below), a termination fee would be payable by the Company in the amount of $73 million (in lieu of expense reimbursement).

All other material terms of the Merger Agreement, which was previously filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K on May 3, 2021, remain substantially the same.

The foregoing summary description of the Merger Agreement Amendment is subject to and qualified in its entirety by reference to the Merger Agreement Amendment, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The representations and warranties contained in the Merger Agreement Amendment were made only for the purposes of the Merger Agreement Amendment as of specific dates, are solely for the benefit of the parties, and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to investors or stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk among the parties to the Merger Agreement Amendment and should not be relied upon as a disclosure of factual information relating to the Company, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Amendment to Separation and Distribution Agreement

On June 2, 2021, the Company, Parent and SpinCo entered into Amendment No. 2 (the “SD&A Amendment”) to the Separation and Distribution Agreement (the “Separation and Distribution Agreement”), dated as of May 3, 2021, as amended by Amendment No. 1 dated as of May 18, 2021, by and among the Company, Parent and SpinCo, pursuant to which, subject to the terms and conditions set forth therein, the Spin-Off and related transactions will be consummated and the assets and liabilities of the Company will be allocated between SpinCo and the Company.

The SD&A Amendment modifies the definition of “Target Net Debt Amount” to reflect the increased per share merger consideration reflected in the Merger Agreement Amendment.

Amendment No. 1 previously made immaterial modifications to the definition of “Target Net Debt Amount” to increase the Target Net Debt Amount in the event the Company redeemed certain warrants to purchase Company Stock prior to the Closing and provided Parent’s consent for such potential warrant redemptions. The modified definition of “Target Net Debt Amount” in the SD&A Amendment incorporates that modification so that the SD&A Amendment supersedes Amendment No. 1 with respect to such definition.

All other material terms of the Separation and Distribution Agreement, which was previously filed by the Company as Exhibit 2.2 to the Company’s Current Report on Form 8-K on May 3, 2021, remain substantially the same.

The foregoing summary description of the SD&A Amendment is subject to and qualified in its entirety by reference to the SD&A Amendment, a copy of which is attached hereto as Exhibit 2.2 and the terms of which are incorporated herein by reference. The representations and warranties contained in the SD&A Amendment were made only for the purposes of the SD&A Amendment as of specific dates, are solely for the benefit of the parties, and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to investors or stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk among the parties to the SD&A Amendment and should not be relied upon as a disclosure of factual information relating to the Company, Parent or SpinCo. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SD&A Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure.

On June 3, 2021, the Company issued a press release announcing entry into the Merger Agreement Amendment and the SD&A Amendment. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 2, 2021, by and among Parent, Merger Sub and the Company.

2.2	Amendment No. 2 to the Separation and Distribution Agreement, dated as of June 2, 2021, by and among Parent, the Company and SpinCo.

99.1	Press Release issued June 3, 2021 by the Company.**

104	Cover Page Interactive Data File (formatted as Inline XBRL)

**	Furnished pursuant to Item 7.01 of Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits attached hereto contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated.

Statements in this Current Report on Form 8-K and the Exhibits attached hereto regarding the Company, Parent, and SpinCo that are forward-looking, including projections as to the anticipated benefits of the proposed transactions, the methods that will be used to finance the transactions, the impact of the transactions on anticipated financial results, the synergies from the proposed transactions, and the closing date for the proposed transactions, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of the Company, Parent, and SpinCo. In particular, projected financial information for the Surviving Corporation and SpinCo is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of the Company or Parent. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transactions; the risk that a condition to closing of the proposed transactions may not be satisfied and the transactions may not close; the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management’s ability to separate the national media business into an independent publicly-traded company; the diversion of management time on transaction-related issues; change in national and regional economic conditions; pricing fluctuations in advertising; changes in paper and postage prices; reliance on printing suppliers; changes in magazine circulation sales; industry consolidation; technological developments; and major world news events.

For more discussion of important risk factors that may materially affect the Company, Parent and SpinCo, please see the risk factors contained in Parent’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, both of which are on file with the SEC. You should also read Parent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which are also on file with the SEC.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of the Company, Parent, SpinCo or the Surviving Corporation. None of the Company, Parent, SpinCo or the Surviving Corporation assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the Merger and Spin-Off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, SpinCo intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, PARENT, MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Parent with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Parent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the Merger and Spin-Off. Information about Parent’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the Merger and Spin-Off that the Company will file with the SEC when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer

Date: June 3, 2021

Exhibit 2.1

AMENDMENT NO. 1 TO THE

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to the Agreement and Plan of Merger (this “Amendment”) is made and entered into as of June 2, 2021, by and among Meredith Corporation, an Iowa corporation (the “Company”), Gray Television, Inc., a Georgia corporation (“Parent”) and Gray Hawkeye Stations, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Each of the Company, Parent and Merger Sub is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Parties entered into that certain Agreement and Plan of Merger, dated as of May 3, 2021 (the “Agreement”).

B. The Agreement, pursuant to Section 10.2 thereof, may be amended by written agreement of the Parties.

C. The Parties desire to amend the Agreement in order to reflect certain additional understandings reached among the Parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Interpretation. This Amendment is made and delivered pursuant to the Agreement. Except as otherwise provided herein, capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

Section 2. Amendments to the Agreement.

(A) The definition of “Merger Consideration” in the first Recital of the Agreement is hereby amended and restated to replace the words “$14.51 in cash” with “$16.99 in cash”.

(B) The following sentence shall be added to the end of Section 3.9:

“The Company has provided to Parent all written documentation and all other material information relating to any Company Acquisition Proposal received by the Company from the Person making such Company Acquisition Proposal after May 3, 2021 and prior to June 2, 2021.”

(C) Section 7.3(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall promptly (and in any event within two (2) Business Days) notify Parent in writing after receipt of any Company Acquisition Proposal, any inquiry or proposal that could reasonably be expected to lead to a Company Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Person who has made or could reasonably be expected to make a Company Acquisition Proposal. Such notice shall indicate the identity of the Person making the proposal, request or offer, the material terms and conditions of any such proposal, request or offer or the nature of the information requested pursuant to such inquiry or request, and any and all written documents and other materials provided to the Company by the Person making such proposal, request or offer in connection with any such proposal, request or offer received. Thereafter, the Company shall keep Parent reasonably informed, on a prompt basis, regarding any material changes to the status and material terms of any such proposal, request or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof), and shall provide to Parent all related documentation received by the Company in connection therewith, but in no event later than one (1) Business Day after any such material change.”

(D) Section 7.3(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Prior to making any Company Adverse Recommendation Change or entering into any Alternative Company Acquisition Agreement, (i) the Company Board shall provide Parent at least five (5) Business Days’ prior written notice of its intention to take such action, which notice shall specify, in reasonable detail, the reasons therefor and, in the case of a Company Acquisition Proposal, the material terms and conditions of such proposal, and attaching a copy of any proposed agreements for the Superior Company Proposal, if applicable, it being understood that the delivery of such notice shall not itself constitute a Company Adverse Recommendation Change; (ii) during the five (5) Business Days following such written notice, the Company Board and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding any revisions to the terms of the transactions contemplated hereby proposed by Parent in response to such Superior Company Proposal or Intervening Event, as applicable, as would enable the Company Board to maintain the Company Board Recommendation and not make a Company Adverse Recommendation Change or, in the case of a Superior Company Proposal, terminate this Agreement; and (iii) at the end of the five (5) Business Day period described in the foregoing clause (ii), the Company Board shall have concluded in good faith, after consultation with the Company’s outside legal counsel and outside financial advisors (and taking into account any adjustment or modification

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of the terms of this Agreement proposed in writing by Parent), that, as applicable (A) the Company Acquisition Proposal continues to be a Superior Company Proposal or (B) the Intervening Event continues to warrant a Company Adverse Recommendation Change and, in each case, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Laws.”

(E) Section 9.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“In the event of the termination of this Agreement by either Parent or the Company as provided in Section 9.1, written notice thereof shall forthwith be given by the terminating Party to the other Party or Parties specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement in compliance with Section 9.1, this Agreement shall be terminated and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party), other than the Confidentiality Agreement, this Section 9.2, Section 9.3, and Article X, which provisions shall survive such termination; provided, however, that, subject to the limitations set forth in Section 7.11(e), Section 9.3 and Section 10.12, nothing in this first sentence of Section 9.2 shall relieve any Party from liability for fraud or Willful Breach of this Agreement prior to such termination or the requirement to make the payments set forth in Section 9.3. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement. The parties hereto agree that, upon any termination of this Agreement under circumstances where (i) the Company Termination Fee or the Financing Failure Termination Fee is payable by the Company to Parent or (ii) the Parent Termination Fee is payable by Parent to the Company, if such amount referenced in the foregoing clause (i) or (ii), as the case may be, is paid in full, except as provided in the last sentence of Section 9.3(a)(i), the receipt of such amount by the receiving party shall be the sole and exclusive remedy of the receiving party in connection with this Agreement or the transactions contemplated hereby, and such party (A) shall be precluded from any other remedy against any other party hereto, at law or in equity or otherwise and (B) shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against any of the other parties hereto, any of their respective Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, including any breach of this Agreement (including any Willful Breach but excluding fraud). Each party acknowledges and agrees that in no event shall the Company be required to pay the Company

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Termination Fee or the Financing Failure Termination Fee on more than one occasion (except, for the avoidance of doubt, as provided in the last sentence of Section 9.3(a)(i)) nor shall Parent be required to pay the Parent Termination Fee on more than one occasion. Each party acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement.”

(F) Section 9.3(a)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“In the event that this Agreement is terminated (A) by Parent pursuant to Section 9.1(c)(i), or in the event that this Agreement is terminated by the Company pursuant to Section 9.1(d)(ii), then, in each case, the Company shall pay to Parent, by wire transfer of immediately available funds, a fee in the amount of $113,000,000 at or prior to the termination of this Agreement in the case of a termination pursuant to Section 9.1(d)(ii) or as promptly as practicable (and, in any event, within two (2) Business Days following such termination) in the case of a termination pursuant to Section 9.1(c)(i) (the “Company Termination Fee”), or (B) by Parent or the Company pursuant to Section 9.1(b)(i) if, at the time of such termination, (1) each of the conditions set forth in Section 8.1 (other than the conditions set forth in Section 8.1(e)) and Section 8.3, other than those conditions that by their terms are to be satisfied by actions at Closing, has been satisfied or waived, and (2) each of the conditions to the Distribution (as defined in the Separation and Distribution Agreement) set forth in Section 3.3 of the Separation and Distribution Agreement, other than the conditions set forth in Section 3.3(d) and Section 3.3(e) of the Separation and Distribution Agreement, has been satisfied or waived, then the Company shall pay to Parent, by wire transfer of immediately available funds, a fee in the amount of $73,000,000 as promptly as practicable (and, in any event, within two (2) Business Days following such termination) (the “Financing Failure Termination Fee”). For the avoidance of doubt, in no event will both a Company Termination Fee and a Financing Failure Termination Fee be payable in connection with the termination of this Agreement; provided, however, that in the event a Financing Failure Termination Fee is actually paid, a Company Termination Fee (net of any Financing Failure Termination Fee previously paid) may become payable pursuant to Section 9.3(a)(ii).”

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(G) Section 9.3(a)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“In the event that this Agreement is terminated by the Company or Parent pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii), or in the event that this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii) in respect of a Willful Breach by the Company of a covenant or agreement contained in this Agreement, and in each case at any time after the date of this Agreement prior to such termination (A) a Company Acquisition Proposal has been made to the Company and publicly announced or otherwise disclosed and has not been withdrawn prior to the termination of this Agreement (or (I) prior to the Company Shareholders’ Meeting in the case of a termination pursuant to Section 9.1(b)(iii) or (II) prior to the applicable breach giving rise to the termination right in the case of a termination pursuant to Section 9.1(c)(ii)) and provided that the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting (including any adjournment or postponement thereof)) and (B) within twelve (12) months after such termination, the Company (x) enters into an agreement with respect to a Company Acquisition Proposal and such Company Acquisition Proposal is subsequently consummated or (y) consummates a Company Acquisition Proposal, then, in any such event, the Company shall pay to Parent, by wire transfer of immediately available funds, the Company Termination Fee, less the amount of any Parent Expenses, or the Financing Failure Termination Fee, as applicable, previously paid by the Company, concurrently with the consummation of such transaction arising from such Company Acquisition Proposal (and in any event, within two (2) Business Days following such consummation); provided, however, that for purposes of the definition of “Company Acquisition Proposal” in this Section 9.3(a)(ii), references to “20%” and “80%” shall be replaced by “50%”.”

(H) Section 9.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“If this Agreement is terminated by Parent or the Company pursuant to Section 9.1(b)(iii), then the Company shall pay to Parent, by wire transfer of immediately available funds, an amount equal to the documented out of pocket costs and expenses, including any commitment fees under the Commitment Letter and the fees and expenses of counsel, accountants, investment bankers, Parent Financing Sources, experts and consultants, incurred by Parent in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $10,000,000 (the “Parent Expenses”) as promptly as practicable (and, in any event, within two (2) Business Days following such termination).”

(I) The first sentence of Section 9.3(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Parties acknowledge that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Company Termination Fee, the Financing Failure Termination Fee, and Parent Expenses are not a penalty, but are liquidated

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damages, in a reasonable amount that will compensate Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, (iii) the Parent Termination Fee is not a penalty, but rather is a reasonable amount that will compensate the Company in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iv) that, without these agreements, the Parties would not enter into this Agreement.”

(J) The last sentence of Section 9.3(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“In no event shall a Company Termination Fee, a Parent Termination Fee or a Financing Failure Termination be payable more than once (except, for the avoidance of doubt, as provided in the last sentence of Section 9.3(a)(i)).”

(K) Section 9.3(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything in this Agreement to the contrary, subject to Section 10.12, (i) in the event that this Agreement is terminated under circumstances where the Company Termination Fee or the Financing Failure Termination Fee is payable pursuant to this Section 9.3, the payment of the Company Termination Fee or, except as provided in the last sentence of Section 9.3(a)(i), the Financing Failure Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future shareholders, directors, officers, employees, Affiliates or Representatives (the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and (ii) in the event that this Agreement is terminated under circumstances where the Parent Termination Fee is payable pursuant to Section 9.3, the payment of the Parent Termination Fee shall be the sole and exclusive remedy of the Company against Parent and Merger Sub and their respective Subsidiaries and any of their

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respective former, current or future shareholders, directors, officers, employees, Affiliates or Representatives (the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise , and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.”

(L) Concurrently with the execution and delivery of this Amendment, Parent has delivered to the Company a true, complete and correct copy of the fully executed amended and restated debt commitment letter and associated fee letters dated the date hereof (with only the fee amount, economic flex, syndication levels and certain other economic terms redacted in a customary manner (none of which could reasonably be expected to adversely affect conditionality, enforceability or termination provisions of the debt commitment letter or reduce the aggregate principal amount of the Parent Financing)) (the “Amended Debt Commitment Letter”). As of the date of this Amendment, Parent hereby makes the representations and warranties in Section 4.9 of the Agreement (provided, however, that representations and warranties in Section 4.9 of the Agreement that are made as of the date of the Agreement shall be deemed to have been made as of the date hereof) with respect to the Amended Debt Commitment Letter and represents and warrants to the Company that each of the Parent Financing Sources have approved this Amendment. For the avoidance of doubt, from the execution of this Amendment, all references in the Agreement to the Parent Commitment Letter shall be deemed references to the Amended Debt Commitment Letter and all references to the Parent Financing shall be deemed to include the funding of the amounts contemplated by the Amended Debt Commitment Letter.

Section 3. Miscellaneous.

(A) Entire Agreement; Full Force and Effect. Except to the extent specifically amended herein or supplemented hereby, the Agreement remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the Agreement, as amended by this Amendment (including Article X of the Agreement which is incorporated herein by reference). The Agreement (including the documents and the instruments referred to therein), as amended by this Amendment, constitutes the entire agreement among the Parties, and supersedes all prior agreements and understandings, both written and oral, among the Parties, with respect to the subject matter of the Agreement. From and after the date of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than this Amendment or as otherwise expressly provided) will be deemed to mean the Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

(B) Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart.

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Remainder of Page Intentionally Left Blank

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IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

MEREDITH CORPORATION

By:	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Vice President, Secretary and Treasurer

GRAY TELEVISION, INC.

By:	/s/ Hilton H. Howell, Jr.
Name:	Hilton H. Howell, Jr.
Title:	Executive Chairman and Chief Executive Officer

GRAY HAWKEYE STATIONS, INC.

By:	/s/ Kevin P. Latek
Name:	Kevin P. Latek
Title:	Executive Vice President

Signature Page to Amendment No. 1 to the Agreement and Plan of Merger

Exhibit 2.2

AMENDMENT NO. 2 TO THE

SEPARATION AND DISTRIBUTION AGREEMENT

This Amendment No. 2 to the Separation and Distribution Agreement (this “Amendment”) is made and entered into as of June 2, 2021, by and among Meredith Holdings Corporation, an Iowa corporation (“SpinCo”), Meredith Corporation, an Iowa corporation (the “Company”), and Gray Television, Inc., a Georgia corporation (“Parent”). Each of SpinCo, the Company, and Parent is sometimes referred to herein as a “party” and, collectively, as the “parties.”

RECITALS

A. The parties entered into that certain Separation and Distribution Agreement, dated as of May 3, 2021, as amended by that certain Amendment No. 1 to the Separation and Distribution Agreement, dated May 18, 2021 (the “Agreement”).

B. The Agreement, pursuant to Section 7.11 thereof, may be amended by written agreement of the parties.

C. The parties desire to amend the Agreement in order to reflect certain additional understandings reached among the parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Section 1. Interpretation. This Amendment is made and delivered pursuant to the Agreement. Except as otherwise provided herein, capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

Section 2. Amendment to the Agreement. The definition of “Target Net Debt Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

““Target Net Debt Amount” means an amount equal to $1,975,000,000, which shall be decreased as set forth in Section 10.4 of the Merger Agreement, as applicable. The Target Net Debt Amount will be increased by the sum of (A) the product of (x) $16.99 and (y) 511,600 less the number of Company RSUs and Company Share-Based Awards actually awarded by the Company between the date hereof and the Closing Date and (B) the amount by which the aggregate Merger Consideration actually paid pursuant to Section 2.11(a) (Company Stock Options) is less than $14,404,530 (the “Target Company Stock Option Merger Consideration”) and (C) in the event the holder of any of the Company Warrants gives notice of exercise thereof prior to the Effective Time and such Company Warrants are redeemed by the Company prior to the Effective Time and the determination of Target Net Debt Amount under the Agreement and the number of shares of Company Stock issued and outstanding for purposes of Section 2.6(b) of the Merger Agreement, the amount by which the aggregate Merger Consideration actually paid pursuant to Section 2.12 of the Merger Agreement (Treatment of Company Warrants) is less than $25,983,750; provided that the Target Net Debt Amount shall be decreased by (D) the amount by which the aggregate Merger Consideration actually paid pursuant to Section 2.11(a) (Company Stock Options) is greater than the Target Company Stock Option Merger Consideration.”

Section 3. Miscellaneous.

(A) Entire Agreement; Full Force and Effect. Except to the extent specifically amended herein or supplemented hereby, the Agreement remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the Agreement, as amended by this Amendment (including Article VII of the Agreement which is incorporated herein by reference). The Agreement (including the documents and the instruments referred to therein), as amended by this Amendment, constitutes the entire agreement among the parties hereto, and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of the Agreement. From and after the date of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than this Amendment or as otherwise expressly provided) will be deemed to mean the Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

(B) Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Remainder of Page Intentionally Left Blank

2

IN WITNESS WHEREOF, SpinCo, Company and Parent have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

MEREDITH HOLDINGS CORPORATION

By:	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Vice President, Secretary and Treasurer

MEREDITH CORPORATION

By:	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Chief Financial Officer

GRAY TELEVISION, INC.

By:	/s/ Hilton H. Howell, Jr.
Name:	Hilton H. Howell, Jr.
Title:	Executive Chairman and Chief Executive Officer

Signature Page to Amendment No. 2 to the Separation and Distribution Agreement

Exhibit 99.1

MEREDITH CORPORATION ACCEPTS REVISED PROPOSAL FROM GRAY TELEVISION TO ACQUIRE LOCAL MEDIA GROUP

DES MOINES, IA (June 3, 2021) – Meredith Corporation (NYSE: MDP) today announced that it has accepted a revised proposal from Gray Television, Inc. (NYSE: GTN) to acquire Meredith’s Local Media Group (“LMG”) for approximately $2.825 billion in cash (“the revised Gray proposal”), and that the two companies have entered into an amendment to their previously announced definitive merger agreement reflecting the revised terms. Under the terms of the revised Gray proposal, Meredith Corporation shareholders would receive $16.99 per share in cash, revised from the previously announced $14.51 per share in cash, and 1-for-1 equity share in post-close Meredith.

Meredith received an unsolicited proposal from another party after announcing the definitive agreement with Gray (“the unsolicited proposal”) and subsequently received the revised Gray proposal. Meredith’s Board of Directors gave due consideration to both proposals and carefully assessed the risks and benefits of each and unanimously approved the revised Gray proposal. The Board of Directors of Meredith unanimously recommends that Meredith shareholders vote in favor of the revised Gray proposal.

The transaction is still expected to close in the fourth quarter of calendar 2021, and there have been no changes to the previously announced anticipated closing process. The Federal Communications Commission accepted Meredith and Gray’s applications for the transaction’s approval on May 26, 2021.

About Meredith Corporation

Meredith Corporation (NYSE: MDP), a leading media company for nearly 120 years, produces service journalism that engages audiences with essential, inspiring, and trusted content. Meredith reaches consumers where they are across multiple platforms including digital, video, magazine, and broadcast television. Meredith’s National Media Group reaches nearly 95 percent of all U.S. women and more than 190 million unduplicated American consumers every month through such iconic brands as PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, and REAL SIMPLE. Meredith’s premium digital network reaches more than 150 million consumers each month. The Company is the No. 1 U.S. magazine operator with 36 million subscribers and the No. 2 global licensor with robust brand licensing activities that include a Better Homes & Gardens partnership with Walmart. Meredith’s Local Media Group portfolio includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets, including Atlanta, Phoenix, St. Louis, and Portland, and 13 stations in the Top 50.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, statements related to the proposed merger, the spin-off, the timing of the transaction and the cash and equity amounts that shareholders would receive in the transaction. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance, or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: receipt of and evaluation of additional unsolicited proposals; market conditions; the impact of the COVID-19 pandemic; the parties’ ability to consummate the proposed merger and spin-off; the conditions to the completion of the transactions, including the receipt of approval of Meredith’s stockholders; the regulatory approvals required for the proposed merger not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transactions; potential inability to retain key employees; Meredith’s ability to operate National Media Group successfully as a standalone business; the ability to obtain financing on the expected terms; changes in interest rates; the consequences of acquisitions and/or dispositions; and Meredith’s ability to comply with the terms of its debt financing; and market conditions. Additional information concerning these and other risk factors can be found in Meredith’s and Gray’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. Meredith, SpinCo (defined below) and Gray assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY TELEVISION, INC (“GRAY”), THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger and spin-off. Information about Gray’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and spin-off that the Company, SpinCo and Gray will file with the SEC when it becomes available.

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Shareholder/financial analyst contact:	Media contact:
Mike Lovell	Erica Jensen
Corporate Communications Executive Director	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Erica.Jensen@meredith.com